SCHEDULE 14-A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934 as amended

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material pursuant to Sect. 240.14a-11(c) or Sect. 240.14a-12


                            DOLLAR TREE STORES, INC.
                (Name of Registrant as specified in its Charter)


                                     ------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11 (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid

[ ]      Fee paid previously with preliminary materials

[ ] Check if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form of schedule and the date of its filing.
         (1) Amount previously paid:

         (2) Form schedule or registration statement no.:

         (3) Filing party:

         (4) Date filed:

                                     [LOGO]

                            DOLLAR TREE STORES, INC.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                             Thursday, May 25, 2000



To Our Shareholders:

     We will hold the annual meeting of the shareholders of Dollar Tree Stores, Inc. at the Norfolk Waterside Marriott, Norfolk, Virginia, on Thursday, May 25, 2000 at 10:00 a.m. local time. Shareholders will consider and vote on the following proposals:

     o    to elect three directors;
     o    to approve an amendment to our Stock Incentive Plan; and
     o to act upon any other business that may properly come before the meeting.

     Shareholders of record at the close of business on April 1, 2000 will receive notice of and be allowed to vote at the meeting.

     Your vote is important to us. We encourage you to read this Proxy Statement then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so.


                                           BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ Frederick C. Coble
                                           ----------------------
                                           Frederick C. Coble
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary


Chesapeake, Virginia
April 19, 2000

                            DOLLAR TREE STORES, INC.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320

                                 PROXY STATEMENT

     We sent you this proxy statement and the enclosed proxy card because Dollar Tree's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We will bear all costs for this solicitation. On or about April 24, 2000, we began mailing these proxy materials to all stockholders of record at the close of business on April 1, 2000.

                                VOTING PROCEDURES

     Shareholders of record have one vote per share of stock held. On April 1, 2000, there were 62,364,335 shares of common stock outstanding.

     If you vote by proxy, that is, by signing, dating and returning the enclosed proxy card, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. If you do not indicate instructions on the card, then your shares will be voted FOR the election of three nominees for director in Class II and FOR the amendment to our Stock Incentive Plan. If any other matter is presented, then your proxy will vote in accordance with your proxies' best judgment. At this time, the Board of Directors is unaware of any other business to be brought before the meeting. If you send more than one proxy card, then your shares will be voted in accordance with the proxy card bearing the latest date.

     As shown in the Notice of Annual Meeting, the 2000 Annual Meeting of Shareholders of Dollar Tree Stores, Inc. will be held on Thursday, May 25, 2000, at the Norfolk Waterside Marriott in Norfolk, Virginia, at 10:00 a.m. local time. A quorum of shareholders is necessary to hold a valid meeting. If holders of a majority of the outstanding shares of common stock are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

     If you send in your proxy card, you may revoke your proxy by providing a written notice of revocation to the Secretary of Dollar Tree Stores, Inc. prior to the Annual Meeting or by attending the annual meeting to cast your vote in person.


                            I. ELECTION OF DIRECTORS

Directors and Nominees

     Our Board of Directors is divided into three staggered classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

     At the 2000 Annual Meeting of Shareholders, the terms of three Class II directors are expiring. Class II directors elected at this annual meeting will hold office for a three-year term expiring in 2003. The other directors will continue in office following this annual meeting, and their terms will expire in 2001 (Class III) and 2002 (Class I). Officers are appointed by the Board of Directors.

     The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for reelection, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

Vote Required

     A director is elected at the meeting, so long as a quorum is present, if the votes cast favoring the election of that director exceed those cast in opposition. Abstentions and broker non-votes are not "cast" for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

       INFORMATION CONCERNING NOMINEES, DIRECTORS, AND EXECUTIVE OFFICERS

                                    Nominees

J. Douglas Perry

Class of Director:               II

Director Since:                  1986

Principal Occupation:            Chairman of the Board, Dollar Tree Stores, Inc.

Recent Business Experience:      Mr. Perry,  age 52,  has  been Chairman  of the
                                 Board since  1986 when he  founded Dollar  Tree
                                 with Mr. Brock  and Mr. Compton.  He retired as
                                 an employee  and officer  of the  company as of
                                 March 1, 1999. However, he still  continues his
                                 duties  as Chairman  of the Board.  He is  also
                                 Chairman of  the Board  of Old  Dominion  Trust
                                 Company.  Until  1991,  he  was  an   executive
                                 officer of  K&K Toys,  which he, along with Mr.
                                 Brock, Mr. Compton and Mr. Perry's father, built from the company's original single store to 136 stores. Mr. Perry has 31 years of retail experience.

Other Directorships:             None
--------------------------------------------------------------------------------

Thomas A. Saunders, III

Class of Director:               II

Director Since:                  1993

Principal Occupation:            Member, Saunders Karp & Megrue Partners, L.L.C.

Recent Business Experience:      Mr. Saunders,  age  63,  has  been  a member of
                                 Saunders Karp & Megrue Partners, L.L.C., which serves as the general partner of the general partner of The SK Equity Fund, L.P.,since 1990.
                                 Before founding Saunders Karp & Megrue, he served as a Managing Director of Morgan Stanley
                                 & Co. from  1974 to  1989. Mr. Saunders  is the
                                 Vice President of the Board of Visitors of the Virginia Military Institute. He is a former
                                 Chairman of the University of Virginia's Darden
                                 Graduate School of Business Administration. Mr.
                                 Saunders  is  a  Vice  Chairman  of  The Thomas
                                 Jefferson Memorial Foundation (Monticello).

Other Directorships:             Hibbett Sporting Goods, Inc.
--------------------------------------------------------------------------------

Frank Doczi

Class of Director:               II

Director Since:                  1995

Principal Occupation:            President, Dive Quarters, Inc.; private
                                 investor; corporate director

Recent Business Experience:      Mr. Doczi, age 62,  has been President  of Dive
                                 Quarters, Inc. since 1997. He served as the President and Chief Executive Officer of Home
                                 Quarters  Warehouse, Inc. (HQ), a subsidiary of
                                 Hechinger  Company, from  1988 until  1995. Mr.
                                 Doczi had been with HQ since  it began in 1984.
                                 He also  served as a member  of the  Management
                                 Committee for  the Hechinger  Company. Prior to
                                 1984, Mr. Doczi spent seven years with Moore's, a chain of home centers operated by Evans
                                 Products  Company, where he was the Senior Vice
                                 President, General Merchandise Manager.

Other Directorships:             None
--------------------------------------------------------------------------------

                              Continuing Directors

Macon F. Brock, Jr.

Class of Director:               I

Director Since:                  1986

Principal Occupation:            President  and Chief Executive  Officer, Dollar
                                 Tree Stores, Inc.

Recent Business Experience:      Mr. Brock,  age 58,  has  been Chief  Executive
                                 Officer since 1993 and a Director and President since 1986 when he founded Dollar Tree with Mr.
                                 Perry and Mr. Compton. He directs the overall operations of Dollar Tree. Until 1991, he was employed in a similar role with K&K Toys. Mr.
                                 Brock has 31 years of retail experience.

Other Directorships:             First Union National Bank of Virginia/Maryland/
                                 Washington, D.C.
--------------------------------------------------------------------------------

H. Ray Compton

Class of Director:               III

Director Since:                  1986

Principal Occupation:            Executive Vice President, Dollar Tree Stores,
                                 Inc.

Recent Business Experience:      Mr. Compton,  age 57, has  been  Executive Vice
                                 President  since 1986  when  he founded  Dollar
                                 Tree with  Mr. Perry and  Mr. Brock. From  1986
                                 until 1998,  he also  served  as  Dollar Tree's
                                 Chief Financial Officer. From 1979 until 1991, he was employed in a similar role with K&K
                                 Toys. Prior to 1979, he was associated for 15 years with a manufacturing company in various accounting and management positions.

Other Directorships:             Hibbett Sporting Goods, Inc.
--------------------------------------------------------------------------------

John F. Megrue

Class of Director:               III

Director Since:                  1993

Principal Occupation:            Member, Saunders Karp & Megrue Partners, L.L.C.

Recent Business Experience:      Mr. Megrue, age 41,  has been  Vice Chairman of
                                 the Board of Dollar Tree since 1993. He also serves as Chairman of the Board for Hibbett
                                 Sporting Goods, Inc. Mr. Megrue has been a member of Saunders Karp & Megrue Partners,
                                 L.L.C., which serves as the general partner of the general partner of The SK Equity Fund, L.P.
                                 since 1992. From 1989 to 1992, he served as a Vice President and Principal at Patricof & Co.
                                 Prior to 1989, he served as a Vice President at C.M. Diker Associates.

Other Directorships:             Hibbett Sporting Goods, Inc.; Children's  Place
                                 Retail Stores, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Richard G. Lesser

Class of Director:               I

Principal Occupation:            President, The Marmaxx Group and Executive Vice
                                 President, The TJX Companies, Inc.

Recent Business Experience:      Mr. Lesser, age 65,  has been  President of The
                                 Marmaxx  Group  (T.J. Maxx and Marshalls) since
                                 1995  and Executive Vice  President of  The TJX
                                 Companies, Inc. since 1991. From 1981 to 1991, he held various executive positions within The
                                 TJX Companies, Inc. Mr. Lesser has over 35 years of retail experience.

Other Directorships:             The TJX Companies, Inc.;  Reebok  International
                                 Ltd.; A.C. Moore Arts & Crafts,
Inc.
--------------------------------------------------------------------------------

Alan L. Wurtzel

Class of Director:               III

Director Since:                  1995

Principal Occupation:            Private investor; corporate director

Recent Business Experience:      Mr.Wurtzel, age 66, serves as the Vice Chairman
                                 of the  Board of  Circuit City  Stores, Inc., a
                                 large  consumer  electronics  retailing  chain.
                                 From 1986 to 1994, he served as Chairman of the
                                 Board of Circuit City. Prior to 1986, he served
                                 in several other  capacities with Circuit City,
                                 including Chief Executive Officer  from 1973 to
                                 1986. From 1986 to 1988, he served as President
                                 of   Operation   Independence,   a  non  profit
                                 organization. Mr. Wurtzel was a director of Office Depot, Inc.from 1989 to 1996. Mr.Wurtzel has 31 years of retail experience.

Other Directorships:             Circuit City Stores, Inc.
--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS
                         (Other than those listed above)

Frederick C. Coble

Principal Occupation:            Senior Vice President,  Chief Financial Officer
                                 and Secretary, Dollar Tree Stores, Inc.

Recent Business Experience:      Mr.Coble, age 39, became Senior Vice President,
                                 Chief Financial Officer in 1998. Prior to that,
                                 he  served  as  Senior  Vice President, Finance
                                 from  1997  and  as  Vice President, Controller
                                 from 1991. Before joining Dollar  Tree in 1989,
                                 Mr. Coble served as Internal Audit Manager with
                                 Royster Company, a  manufacturing company,  and
                                 as Audit Manager for KPMG LLP.
--------------------------------------------------------------------------------

Bob Sasser

Principal Occupation:            Chief Operating Officer, Dollar Tree Stores,
                                 Inc.

Recent Business Experience:      Mr. Sasser,  age  48,  became  Chief  Operating
                                 Officer in 1999. Before joining Dollar Tree, he
                                 served  as  Senior  Vice President, Merchandise
                                 and Marketing of Roses  Stores, Inc. from 1997.
                                 From  1994  to  1996,  he  was  Vice President,
                                 General Merchandise Manager for Michaels Stores
                                 Inc. Prior to 1994, he held  several  positions
                                 at  Roses  Stores,  Inc.,  ranging  from  Store
                                 Manager to Vice President, General  Merchandise
                                 Manager.
--------------------------------------------------------------------------------


     Mr. Brock is married to Mr. Perry's sister. There are no additional family relationships among the Directors and Executive Officers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and Nasdaq, and to provide us with copies of these reports. Based on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 1999.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings of the Board of Directors

     The Board of Directors has scheduled four regular meetings in 2000 and will hold special meetings when company business requires. During 1999, the Board held four regular meetings. Each member of the Board attended at least 75% of all Board meetings and meetings of Committees of which each was a member.

Committees of the Board of Directors

     The Board of Directors currently appoints an Audit Committee and a Compensation Committee. The memberships and functions of these committees is set forth below. The Board has no standing Executive or Nominating Committees.

     o    Audit Committee
          Directors Megrue (Chairman), Wurtzel, Doczi and Lesser constitute the Audit Committee, whose functions include reviewing the accounting principles and procedures employed by the company, reviewing annual and interim reports of the company, reviewing annual reports of the independent public accountants of the company, reviewing significant financial information, reviewing the company's system of internal controls, reviewing all related party transactions and recommending the selection of the independent public accountants. The Audit Committee met three times in 1999.

     o    Compensation Committee
          Directors Megrue (Chairman), Wurtzel, Doczi and Lesser also constitute our Compensation Committee, which meets as necessary to oversee the company's compensation and benefit practices, recommend to the full Board the compensation arrangements for the company's senior officers, administer the company's executive compensation plans and Employee Stock Purchase Plan, and administer and consider awards under the company's Stock Incentive Plan. The Compensation Committee met three times in 1999.


                            OWNERSHIP OF COMMON STOCK

     The table on the following page shows the number of shares of our common stock beneficially owned on April 1, 2000 by

     o    each of the Directors and nominees for director,
     o    each of the Executive Officers,
     o    all Directors and Executive Officers as a group, and
     o each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree Stores, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320.


                                                        Beneficial Ownership(1)
                                                        -----------------------
Directors and Executive Officers                      Shares            Percent
--------------------------------                      ------            -------

J. Douglas Perry...............................    4,312,460(2)           6.8%
Macon F. Brock, Jr.............................    3,943,643(3)           6.1%
H. Ray Compton.................................      379,453(4)            *
John F. Megrue.................................    6,977,246(5)          10.7%
Allan W. Karp..................................    6,977,250(6)          10.7%
Thomas A. Saunders, III........................    7,074,750(7)          10.9%
Alan L. Wurtzel................................       70,313(8)            *
Frank Doczi....................................       79,313(9)            *
Richard G. Lesser..............................       25,313(10)           *
Frederick C. Coble.............................      152,051(11)           *
Bob Sasser.....................................       80,000(12)           *
All current Directors and Named
     Officers (10 persons).....................   16,100,464             23.6%

Other 5% Shareholders
---------------------
Putnam Investments, Inc........................    8,474,465(13)         13.6%
     One Post Office Square
     Boston, MA 02109

The SK Equity Fund, L.P........................    6,965,664(14)         10.7%
     Two Greenwich Plaza, Suite 100
     Greenwich, CT 06830

Baron Capital Group, Inc.......................    4,258,174(15)          6.8%
     767 Fifth Avenue, 24th Floor
     New York, NY 10153

Gilder Gagnon Howe & Co. LLC...................    3,276,644(16)          5.3%
     1775 Broadway, 26th Floor
     New York, NY 10019
------------

* less than 1%
 (1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. The company has issued warrants to acquire 5,584,899 shares of common stock (the "Warrant Shares") all of which are currently exercisable.
 (2) Includes 1,350,000 shares and 1,256,600 Warrant Shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee, 120,600 shares owned by a private foundation over which Mr. Perry and his wife, Patricia W. Perry, exercise shared control, and 13,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan, but excludes 28,247 shares owned by Patricia W. Perry.
 (3) Includes 703,996 shares and 1,256,600 Warrant Shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 72,710 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 40,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan, but excludes 1,562,931 shares owned by Mr. Brock's wife, Joan P. Brock.
 (4) Includes 40,000 shares and 279,248 Warrant Shares owned by trusts for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power, but excludes 56,250 shares owned by Mr. Compton's wife, Jean T. Compton.
 (5) Represents 7,028 shares and 4,554 Warrant Shares owned by Mr. Megrue's sister as Custodian for his children. Also includes 4,187,790 shares and 2,777,874 Warrant Shares owned by The SK Equity Fund, L.P. Mr. Megrue is a member of the general partner of the general partner of The SK Equity Fund, L.P.
 (6) Includes 4,187,790 shares and 2,777,874 Warrant Shares owned by The SK Equity Fund, L.P., and 4,556 Warrant Shares owned by Mr. Karp. Mr. Karp is a member of the general partner of the general partner of The SK Equity Fund, L.P.
 (7) Includes 7,030 shares and 4,556 Warrant Shares owned by an irrevocable trust for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee. Also includes 4,187,790 shares and 2,777,874 Warrant Shares owned by The SK Equity Fund, L.P. Mr. Saunders is a member of the general partner of the general partner of The SK Equity Fund, L.P.
 (8) Includes 16,313 shares held in a revocable trust of which Mr. Wurtzel is a trustee and 54,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
 (9) Includes 79,313 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(10) Includes 25,313 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(11) Includes 111,188 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(12) Represents 80,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(13) Includes shares held or controlled by Putnam Investments, Inc. and its affiliates including Marsh & McLennan Companies, Inc., Putnam Investments parent holding company, and Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., investment advisors and subsidiaries of Putnam Investments, Inc. Based on Schedule 13G filed by Putnam Investments for the period ended December 1999.

                                       6


(14) Includes 2,777,874 Warrant Shares. Messrs. Megrue, Saunders and Karp, as members of the general partner of the general partner of The SK Equity Fund, L.P., may be deemed to have beneficial ownership of shares held by that fund, and the shares and warrant shares held by that fund have been attributed to them in the table above. See Notes (5), (6) and (7) above.
(15) Includes shares held or controlled by Baron Capital Group, Inc., a parent holding company, and its affiliates including BAMCO, Inc. and Baron Capital Management, Inc., registered investment advisors, and Baron Asset Fund, a registered investment company. Ronald Baron owns a controlling interest in Baron Capital Management, Inc. Based on Schedule 13G/A filed by Baron Capital Management for the period ended December 1999.
(16) Includes shares held or controlled by Gilder Gagnon Howe & Co., LLC., a registered brokerage. Based on Schedule 13G filed by Gilder Gagnon Howe & Co. for the period ended December 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

     As described below, we lease our former corporate headquarters and distribution center facility and three stores from various lessors who are affiliated with officers or directors of our company, including leases with a partnership consisting of both parents of Mr. Perry and Mrs. Brock and a partnership controlled by Mr. Perry and Mr. Brock.

     Lease on Former Headquarters and Distribution Center: Located in Norfolk, Virginia, this facility is leased from DMK Associates, a partnership controlled by Mr. Perry and Mr. Brock; the lease expires in December 2009. Rental payments under the lease are adjusted every other lease year to reflect certain changes in a consumer price index. The lease currently provides for an aggregate minimum annual rental of $656,250. We replaced our Norfolk location with an expanded facility in Chesapeake, Virginia, in early 1998. In March 1998, we subleased the Norfolk facility through March 2008 for an amount that exceeds our annual obligation under the prime lease.

     Store and Other Leases: We currently lease three stores from lessors who are affiliated with officers or directors of our company. We lease a store from Suburban Management Company, a partnership owned by the parents of Mr. Perry and Mrs. Brock. In addition, we rent two stores from DMK Associates. Rental payments on the three stores totaled approximately $138,000 in 1999. The lease with Suburban Management expires in March 2001, with an option to renew for five years. The store leases with DMK Associates expire in November 2003, with two options to renew for four years, and January 2003, respectively.

     While we believe that the terms of these leases are fair to us, their respective terms were not negotiated on an arms-length basis and accordingly the terms of the leases may not be as favorable to us as those which we could have obtained from an independent third party.

Advisory Agreements

     On September 30, 1993, we entered into a financial and management advisory agreement with Saunders Karp & Megrue, L.P., (the Advisor), a limited partnership under the control of SKM Partners, L.P., of which Messrs. Saunders, Karp and Megrue are general partners. In consideration for certain financial advisory services, the Advisor was entitled to receive an initial annual fee of $250,000, reduced to $200,000 in 1995, payable quarterly, and is reimbursed for certain of its out-of-pocket expenses. In addition, we have agreed to indemnify the Advisor for certain losses arising out of the provision of advisory services. The agreement is terminable by a majority of the Board of Directors of our company upon 30 days notice to the Advisor.

                     II. COMPENSATION OF EXECUTIVE OFFICERS

Compensation of Executive Officers

     The following table sets forth the compensation earned by our executive officers for the years ended December 31, 1999, 1998 and 1997:

                           Summary Compensation Table
                                                                                    Long-Term
                                                                                  Compensation
                                                   Annual Compensation               Awards
                                            ------------------------------------  ------------
                                                                                   Securities
Name and                                                                 Other     Underlying         All Other
Principal Position                Year      Salary         Bonus       Annual(1)   Options(2)      Compensation(3)
------------------                ----      ------         -----       ---------   ----------      ---------------

J. Douglas Perry(4)               1999     $103,125        ---            ---        13,000            $33,375
Chairman of the Board             1998      266,667        ---            ---          ---              31,690
                                  1997      340,696     $125,000          ---          ---              34,141

Macon F. Brock, Jr.               1999     $518,750     $302,439          ---          ---             $35,177
President and                     1998      450,000      285,000          ---          ---              32,307
Chief Executive Officer           1997      340,696      125,000          ---          ---              30,996

H. Ray Compton                    1999     $135,416     $ 50,000          ---          ---             $23,025
Executive Vice President          1998      250,000       84,875          ---          ---              19,833
                                  1997      227,132      100,000          ---          ---              22,301

Frederick C. Coble(5)             1999     $175,000     $ 71,358          ---         17,500           $17,952
Senior Vice President and         1998      146,250       77,012          ---         22,500            14,530
Chief Financial Officer           1997        ---          ---            ---          ---               ---

Bob Sasser(6)                     1999     $180,929     $125,815          ---         50,000             ---
Chief Operating Officer           1998        ---          ---            ---          ---               ---
                                  1997        ---          ---            ---          ---               ---
---------------

(1) The value of perquisites or other personal benefits have been excluded because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.
(2)  Stock options were granted pursuant to the company's Stock Incentive Plan.
(3)  For 1999, this column  includes  $3,375,  $17,952,  $17,952 and $17,952 for
     Messrs. Perry, Brock, Compton and Coble, respectively, for the company's discretionary and matching contributions allocated to the owners' 401(k) and Profit Sharing Plan accounts. Also included is $17,225 and $5,073 for Messrs. Brock and Compton, respectively, for life insurance premiums on policies of which the officer is the owner. For Mr. Perry, it also includes $30,000 for a consulting agreement.
(4) Mr. Perry retired from the company in March 1999. He continues in his capacity as Chairman of the Board. The salary amount in 1999 includes $65,625 received by Mr. Perry in his capacity as Chairman of the Board.
(5) Mr. Coble was named Senior Vice President, Chief Financial Officer in April 1998. Disclosure of compensation for years prior to becoming a Named Executive Officer is not required.
(6)  Mr. Sasser was hired as Chief Operating Officer in April 1999.


Options Granted in 1999

     Of the Named Executive Officers, only Messrs. Perry, Coble and Sasser received options under the company's stock compensation plans. The following table provides information as to options granted to Messrs. Perry, Coble and Sasser during 1999:

                                           Individual Grants                              Grant Date Value
                          --------------------------------------------------       ----------------------------
                           Number of          Percent of
                          Securities         Total Options
                          Underlying          Granted to           Per Share                         Grant Date
                            Options          Employees in          Exercise        Expiration          Present
Name                      Granted(1)          Fiscal Year            Price            Date            Value(2)
----                      ----------          -----------            -----            ----            --------

J. Douglas Perry(3)         13,000               1.3%               $34.31         06/02/2009         $294,129

1Frederick C. Coble         17,500               1.8%               $29.25         04/01/2009         $337,526

Bob Sasser(4)               30,000               3.1%               $29.25         04/01/2009         $578,616
                            20,000               2.0%                29.25         04/01/2009          385,744
---------------

(1) Options to acquire shares of Dollar Tree common stock are granted under the company's Stock Incentive Plan. The exercise price equals the closing price of Dollar Tree stock on the day preceding the date of grant, which reflects fair market value at the date of grant. The options are generally exercisable in three approximately equal annual installments beginning one year after grant. They expire ten years after grant.
(2) The fair value of these options at the date of grant was estimated using a Black-Scholes option pricing model. The following weighted-average assumptions were used to estimate the value of options: an 8 year expected life of the options; expected volatility for Dollar Tree common stock of 52.7%; and a risk-free rate of return of 6.6%. The company does not pay dividends.

                                       8


(3) Mr. Perry received these options in his capacity as Chairman of the Board. The options vest immediately and expire ten years after grant.
(4) Option grant for 20,000 shares is exercisable in five equal annual installments beginning one year after grant.

Option Exercises in 1999 and Year End Option Values

     The following table provides information regarding options exercised by Mr. Coble during the calendar year ended December 31, 1999, and the number and value of options held by Messrs. Perry, Coble and Sasser at the end of the year:

                              Aggregated Option Exercises in Last Fiscal Year and Year End Option Values

                          Shares                      Number of Securities             Value of Unexercised
                         Acquired                    Underlying Unexercised                In-the-Money
                            on          Value          Options at Year End             Options at Year End(2)
                                                     ---------------------------     ----------------------------
Name                     Exercise    Realized(1)     Exercisable   Unexercisable     Exercisable    Unexercisable
----                     --------    -----------     -----------   -------------     -----------    -------------

J. Douglas Perry            ---          ---           13,000           ---          $  183,632          ---

Frederick C. Coble        40,863     $1,531,261        51,638         39,550         $1,690,950       $784,323

Bob Sasser                  ---          ---             ---          50,000             ---          $959,400
---------------

(1) The value realized equals the difference between the option exercise price and the closing price of Dollar Tree common stock on the day prior to exercise, multiplied by the number of shares to which the exercise relates.
(2) The value of unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of Dollar Tree common stock at December 31, 1999, multiplied by the number of shares underlying the options. The closing price of Dollar Tree common stock on Friday, December 31, 1999, as reported by Nasdaq, was $48.4375.

Director Compensation

     Each Director who is not a founder or an employee of the company or an affiliate of The SK Equity Fund, L.P., is paid a fee of $15,000 per year and $1,000 plus expenses for each meeting of the Board of Directors or of any committee thereof the Director attends. Such Directors also receive options for shares of common stock under the company's Stock Incentive Plan. Effective March 1, 1999, as disclosed above, Mr. Perry receives $75,000 per year to serve as Chairman of the Board, but he receives no per meeting fee. In 1999, he also received options for shares of common stock under the company's Stock Incentive Plan comparable to those granted to the outside Directors, as disclosed above.

     On October 1, 1999, the company entered into a consulting agreement with Mr. Perry, which provides for annual compensation of $30,000 over the term of the agreement. At the request of Mr. Perry on each anniversary date, the company will review his annual compensation, and in its discretion, shall determine whether or not to increase such compensation. The agreement automatically renews each year and is cancelable at the option of Mr. Perry.

Employment Agreements

     There are currently no employment or non-competition agreements in force between the company and Messrs. Brock, Compton, or Coble. Under a severance arrangement, Mr. Sasser is prohibited from competing with the company following termination, and, if he is terminated without cause before April 2004, we will be obligated to pay him an amount equal to one year's salary.

Compensation Committee Interlocks and Insider Participation

     Members of the Compensation Committee during 1999 were Messrs. Megrue, Wurtzel, Doczi and Lesser. No executive officer of the company currently serves or has served on the Compensation Committee. Mr. Megrue is an affiliate of Saunders Karp & Megrue, L.P., which has entered into an advisory agreement with the company, as disclosed above.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Compensation Policy

     Our management compensation policy, in general, is to offer a package including a competitive salary, an incentive cash bonus based upon performance goals, competitive benefits, and an efficient workplace environment. We also encourage broad-based employee ownership of Dollar Tree stock through the Employee Stock Purchase Plan and by granting stock options to employees at virtually all levels within the company.

     The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan and financial performance goals, and stock option grants. This committee also reviews guidelines for compensation, bonus, and stock option grants for non-officer employees. It employs compensation consultants to assist the committee in evaluating compensation plans in comparable companies.

     Key personnel of our company are paid salaries in line with their responsibilities. These salaries are structured to be competitive with salaries paid by a peer group consisting of similar companies in the discount retail industry. In the performance graph which immediately follows this report, our performance is compared to that of these same peers. Management employees, up to and including the level of Senior Vice President, participate in our Management Compensation Program, which includes cash and long-term incentives based on performance. However, the President/CEO and Executive Vice President routinely receive only base salaries and certain customary benefits; together with their spouses, they currently own or otherwise control 8.7% of our outstanding common stock. Our company's performance and return on equity are of vital importance to these officers due to their substantial equity holdings. As a result, these officers do not regularly participate in the Stock Incentive Plan or any structured bonus plan. Benefits extended to these officers vary by recipient and may include disability, split-dollar life insurance, and participation in our 401(k) and Profit Sharing plans. In addition, the Compensation Committee may, from time to time, approve a discretionary bonus or grant of stock options to be paid to the executive officers in recognition of their contributions.

Compensation of Chief Executive Officer

     The Compensation  Committee  reviews and approves the compensation of Macon
F. Brock, Jr., Dollar Tree's Chief Executive Officer. For the year ended December 31, 1999, Mr. Brock received a base salary of $518,750, an increase of 15.3% from the prior year. The Committee believes Mr. Brock is paid a reasonable salary. In recognition of his performance in 1999 and 1998, Mr. Brock received discretionary bonuses of $302,439 and $285,000, respectively. In 2000, the Committee granted him the option to purchase 40,000 shares of common stock as incentive compensation.

Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to executive officers. Given the relatively modest salaries of our executive officers, the Committee believes that we will be able to continue to manage our executive compensation program to preserve federal income tax deductions.

                     SUBMITTED BY THE COMPENSATION COMMITTEE

JOHN F. MEGRUE       ALAN L. WURTZEL        FRANK DOCZI        RICHARD G. LESSER


                        COMPARISON OF SHAREHOLDER RETURNS

     The following is a line-graph comparing cumulative total shareholder return on our common stock against a cumulative total return of the S&P Retail Composite and the Nasdaq U.S. Index. We have replaced our Peer Group, consisting of the following publicly-traded retail corporations: Family Dollar Stores, Dollar General Corp., Consolidated Stores Corp. and 99(cent) Only Stores, with the S&P Retail Composite in order to show a more relevant comparison. The performance of the Peer Group is displayed here for comparative purposes as required by SEC Reg. S-K Item 402(l)(4), and will not be provided in the future.

     The following graph outlines returns for the period beginning March 7, 1995, when our common stock began publicly trading, through December 31, 1999.

                                     [GRAPH]


Data Points:
                      3/7/95    12/31/95    12/31/96    12/31/97   12/31/98   12/31/99
Dollar Tree             100      139.43      323.24      524.47     830.69     921.00
S&P Retail Composite    100      107.79      127.01      183.72     296.39     359.13
Nasdaq U.S. Index       100      133.98      164.85      201.99     284.63     514.22
Peer Group              100       95.15      171.78      317.44     317.41     301.34


            III. APPROVAL OF AN AMENDMENT TO THE STOCK INCENTIVE PLAN

     The Board has adopted, subject to shareholder approval, an amendment to the Dollar Tree Stores, Inc. Stock Incentive Plan. The summary below is qualified in its entirety by reference to the full text of the plan amendment, which has been filed as an appendix to our definitive proxy statement with the SEC. The plan itself, as well as prior amendments, are also on file with the SEC as exhibit
10.16 to Form 10-Q for the quarter ended June 30, 1995, exhibit 10.3 to our Form 10-K for the year ended December 31, 1996, and exhibit 10.1 to our Form S-3 filed on June 6, 1997.

Description of the Proposed Amendment

     As initially approved, the plan permitted us to grant options for up to 600,000 shares of common stock. Two later amendments to the plan, as well as adjustments by the Board to account for share dividends, increased this maximum amount to approximately 5,400,000 shares.

     As of March 31, 2000, options for 4,911,098 shares are outstanding, and less than 500,000 shares remain available for issuance under the plan. The Board believes that this number of shares will be insufficient to achieve the purpose of the plan unless additional shares are authorized. Therefore, the plan amendment increases the number of shares that may be issued under the plan by an additional 3,000,000 shares, to a maximum of 8,400,000 shares. The number of shares authorized under the plan will be adjusted for future stock splits, share dividends and certain other transactions.

     The plan amendment also increases the maximum annual grant per individual to 60,000 option shares, provides for gifts and certain other transfers of non-qualified options and provides that stock splits or share dividends will not increase the number of option shares granted to Outside Directors. We explain the principle features of the plan, as if it had already been amended, below.

Principal Features of the Plan

     The plan permits us to grant stock options. Its purpose is to promote our interests and the interests of our shareholders by motivating key employees to work towards achieving our long-range goals and by attracting and retaining exceptional employees. By motivating key employees to share in our long-term growth and financial success, employee interests are more closely aligned with those of our shareholders.

     Administration. The plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee is authorized to, among other things:

     o    determine which employees will be granted options;
     o    determine  whether awards will be for  non-qualified  stock options or incentive  stock options  (which qualify for special  treatment  under
          Section 422 of the Internal Revenue Code);
     o determine the terms and conditions of each participant's individual stock option agreement, including vesting schedules, lapsing conditions, and transfer restrictions for each stock option; and
     o make all other determinations necessary or advisable to administer the plan.

     Stock Options. A stock option award grants to the optionee the right to buy a specified number of shares of our common stock at a fixed price, subject to such terms and conditions as the Committee may determine.

     Exercise Price. The exercise price of all options is determined by the Committee at the time of the grant but the exercise price of any stock option may not be less than 100% of the fair market value of the underlying stock on the date of the grant. The market price of our common stock on April 12, 2000 was $52.50 per share.

     Payment. Each option may be exercised in whole, at any time, or in part, from time to time, within the period for exercise set forth in the related option agreement. Optionees are not required to pay cash in return for the grant of an option (except as may be required by law). However, consideration equal to the exercise price must be paid to exercise an option. At the discretion of the Committee, options may be exercised by payment of the exercise price either in cash or by the tendering of shares of our common stock having a fair market value equal to the exercise price, or a combination thereof. The plan is also designed to accommodate a "cashless exercise" program.

     Transferability. No option may be transferred except upon death or disability, except that non-qualified stock options may be transferred through a gift or a qualified domestic relations order to an employee's "family member" as defined in the plan. Options may not be transferred for value.

     Limitations. Under the plan, the maximum number of shares that may be granted in any one year to an individual employee is 60,000 shares. There is no limit on the number of individuals who may receive grants in any year.

     Vesting and Expiration. The Committee has the authority to determine the vesting and expiration of the stock option grants. However, all unexercised options fully vest in the event of a participant's death, disability or retirement. In the event of a termination of employment for any reason other than cause, all exercisable options remain exercisable for a period of three months (one year in the event of death or disability) following such termination but in no event beyond the expiration date of such options. In the event of a termination for cause, all options terminate immediately.

     Eligibility.   All  directors,   employees,   consultants  and  independent
contractors of our company and its subsidiaries are eligible to receive options under the plan. As of April 1, 2000, we employed approximately 21,000 persons.

     Outside Directors. Under the stock incentive plan, certain directors ("Outside Directors") automatically receive non-qualified stock options in accordance with a formula stated in the plan. Outside Directors are all members of the Board who meet the following criteria:

     o they are not employees of the company, Saunders, Karp & Megrue, or their affiliates;
     o    they qualify as  "non-employee  directors" under the SEC's Rule 16b-3;
          and
     o they qualify as "outside directors" under Section 162(m) of the Internal Revenue Code.

     Effective January 1, 2000, each Outside Director will be granted an option for 7,500 shares upon initial election to the Board and an option for an additional 7,500 shares at each annual meeting of shareholders thereafter. Anyone elected as Outside Director between annual meetings will be granted an option for a prorated amount. The options granted to Outside Directors will be immediately exercisable in full at a price equal to the fair market value of the underlying stock on the date of grant. The options will expire ten years after the date of grant or one year after the Outside Director is no longer a director, whichever is earlier.

     Shares To Be Issued Under the Plan. A maximum of 8,400,000 shares of our common stock may be granted as options under the plan. The Board may, however, adjust this maximum amount to account for any future stock split, reverse stock split, stock dividend, combination, or reclassification of common stock or any similar transaction effected for which we do not receive any payment. Our Board also has the right to substitute or assume options in connection with mergers, reorganizations, or other transactions. When an award is forfeited or lapses, the shares subject to that award become available for future awards under the plan. Also, shares tendered in payment for the exercise price or the related withholding obligation will increase the number of shares available for awards under the plan. No options may be granted after January 1, 2005, the tenth anniversary of the effective date of the plan.

     Change of Control. In the event of a change in control of the company, the Committee has discretion to accelerate the exercisability of any unexercisable options and to cash-out any and all outstanding options, subject in either case to limitations imposed by the Internal Revenue Code. This discretion does not apply to options held by Outside Directors. In the event of certain corporate transactions or events affecting our common stock or the structure of our company, the Committee may make certain adjustments set forth in the plan.

     Amendment. The Board may amend, alter or terminate the stock incentive plan at any time. We must obtain shareholder approval for any change that would require such approval under any regulatory or tax requirement with which the Board desires to comply. However, no rights under an outstanding option may be impaired by such action without the consent of the holder thereof.

United States Federal Income Tax Consequences of Grants under the Plan

     The federal income tax consequences of an employee's participation in the stock incentive plan are complex and subject to change. The following discussion, which has been prepared by the law firm of Hofheimer Nusbaum, P.C., counsel to the company, is only a summary of the general rules applicable to the plan. The summary is based on current provisions of the Internal Revenue Code and does not cover any state or local tax consequences of participation in the plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

     When an optionee exercises a non-qualified option, the excess of the fair market value of the shares on the date of exercise over the option price will be treated as ordinary income to the optionee and will be allowed as a deduction for Federal income tax purposes to the company.

     When an optionee exercises an incentive stock option while employed by our company or its subsidiaries or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares acquired over the option price will be an adjustment to taxable income for purposes of the Federal alternative minimum tax. If the shares acquired upon exercise are not disposed of prior to the expiration of one year after the date of transfer and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate option price of such shares will be long-term capital gain, but we will not be entitled to any tax deduction with respect to such gain. If the shares are disposed of prior to the expiration of such periods, the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if such had been realized, would have been recognized) will be ordinary income at the time of such disposition and we will be entitled to a Federal tax deduction in a like amount. If an incentive stock option is exercised by the optionee more than three months (one year for disability) after termination of employment, the tax consequences are the same as described for the non-qualified stock options.

     Special rules may apply if an optionee pays the exercise price for an option in shares previously owned by the optionee rather than in cash. The company's deductions described above may also be subject to the limitations of
Section 162(m) of the Internal Revenue Code. We do not currently expect to be subject to such limitations.

Benefits to Named Executive Officers

     Awards under the plan are made at the Committee's discretion and are based on our company's performance. Accordingly, future awards under the plan are not determinable at this time. See Part II, "Compensation of Executive Officers," for detailed information on awards to certain executive officers under the plan during the most recent fiscal year.

Vote Required

     The Board has carefully considered the proposed plan amendment and believes that its approval is in the best interest of the company and its shareholders. Adoption will require that the number of votes cast in favor exceeds the number of votes cast against approving the plan amendment.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN AMENDMENT.

                                IV. OTHER MATTERS

Our Independent Certified Public Accountants

     KPMG LLP has audited our accounts and our subsidiaries' accounts since 1986 and will continue in that capacity during 2000. A representative of KPMG LLP will be present at the 2000 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.


Costs of the Proxy Solicitations

     The cost of the solicitation of proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company, or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc.


Shareholder Nominations for Election of Directors

     Our Bylaws provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of our company. We must receive the notice not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of stockholders, or if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting.

     Each such shareholder's notice to the Secretary of his or her intent to nominate must set forth:

     o the name and address of record of the shareholder who intends to make the nomination;
     o a representation that the shareholder is a shareholder of record of our company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;
     o the class and number of shares of our capital stock beneficially owned by the shareholder; and
     o a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

     For each person nominated, each such shareholder's notice to the Secretary must also set forth:

     o the name, age, business address and, if known, residence address, of such person,
     o    his or her principal occupation or employment,
     o the class and number of shares of our capital stock beneficially owned by such person,
     o any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and
     o the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Shareholder Proposals

     Shareholder proposals for the Annual Meeting of Shareholders to be held in 2001 will not be included in our Proxy Statement for that meeting unless received by us at our executive office in Chesapeake, Virginia, on or prior to December 31, 2000. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.





                                           By order of the Board of Directors,




                                           /s/ Frederick C. Coble
                                           ----------------------
                                           Frederick C. Coble
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary


Chesapeake, Virginia
April 19, 2000

     Our 1999 Annual Report to Shareholders is mailed to our shareholders. It includes audited financial statements for the years ended December 31, 1999, 1998 and 1997 reported on by KPMG LLP, together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

     A copy of Dollar Tree Stores, Inc. 1999 Form 10-K will be supplied without charge upon request. Requests for such annual reports, interim reports, or other information should be directed to:

                              Shareholder Services
                            Dollar Tree Stores, Inc.
                                  P.O. Box 2500
                          Norfolk, Virginia 23501-2500
                                 (757) 321-5000










                                                                      1386-PS-00

DOLLAR TREE STORES, INC.
2000

                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

To assist us in planning, please indicate in the appropriate block on your proxy whether you plan to attend the Annual Meeting of Shareholders. We look forward to seeing you there.

                                   HIGHLIGHTS

** During 1999, the Company added 204 stores, ending the year with 1,383 stores in 33 states.

**   In January  1999,  the Company began  operations of its new 425,000  square
     foot,   fully-automated   distribution  center  located  in  Olive  Branch,
     Mississippi.

**   In June 1999, the Company acquired 24 Only $One stores in central New York.

** In December 1999, the Company surpassed $1 billion in annual net sales for the first time.


                            DOLLAR TREE STORES, INC.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        For Annual Meeting, May 25, 2000

The undersigned hereby appoints J. Douglas Perry, Macon F. Brock, Jr. and H. Ray Compton, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE STORES, INC. to be held at the Norfolk Waterside Marriott, Norfolk,
Virginia, on Thursday, May 25, 2000 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                                      1386-PS-00

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR the election of the directors listed in proposal 1 and FOR the proposal to amend the Stock Incentive Plan listed in proposal 2.

1.   Election of Directors.
     Nominees: Class II - J. Douglas Perry, Thomas A. Saunders, III and Frank Doczi

     [ ] FOR               [ ] WITHHELD


     [ ] FOR, except withheld from the following nominees:


         ------------------------------------------------------



2. Proposal to amend the Stock Incentive Plan.

   [ ] FOR               [ ] AGAINST               [ ] ABSTAIN




3. If you will be attending the Annual Meeting, please mark [ ] YES


                                               CHANGE OF ADDRESS:

NAME OF SHAREHOLDER                ___________________________________________

STREET ADDRESS                     ___________________________________________

CITY, STATE AND ZIP CODE           ___________________________________________



Signature(s): _________________________________________ Date: __________________


Signature(s): _________________________________________ Date: __________________

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                    APPENDIX

                                 THIRD AMENDMENT
                                       TO
                            DOLLAR TREE STORES, INC.
                              STOCK INCENTIVE PLAN

     THIS THIRD AMENDMENT ("Amendment") to the Dollar Tree Stores, Inc. Stock Incentive Plan ("Plan") made as of the 29th day of February, 2000 by Dollar Tree Stores, Inc. ("Company"). All capitalized terms in this Amendment not otherwise defined shall have their respective meanings under the Plan.

     WHEREAS, the Company wishes to amend the Plan to authorize the issuance of options for up to 8,400,000 shares and to make other amendments as provided below.

     NOW THEREFORE, the Board of Directors hereby adopts this Amendment upon the following terms and conditions effective immediately upon approval of the shareholders of the Company:

1. The first sentence of Section 4.1 of the Plan shall be amended and restated as follows:

     Subject to adjustment as provided in Section 4.3 below, the maximum number of shares of Common Stock that shall be authorized and reserved for issuance under the Plan shall be 8,400,000 shares of Common Stock.

2. The second sentence of Section 4.1 of the Plan shall be amended and restated as follows:

     No Options for more than 60,000 shares may be granted to any one Participant in any calendar year.

3. Section 4.3.1 of the Plan shall be amended and restated in its entirety as follows:

     All shares reserved or held for issuance under the Plan, as well as shares of Common Stock covered by each outstanding Option, shall be proportionately adjusted for any increase or decrease in the Company's outstanding shares of Common Stock resulting from any stock split, reverse stock split, stock dividend, combination, or reclassification of Common Stock or any similar transaction effected without the receipt of consideration by the Company. Such adjustment shall be made by the Board, whose determination shall be final, binding, and conclusive. The Board shall also have the right to substitute or assume options in connection with mergers, reorganizations, or other transactions to which Section 424(a) of the Internal Revenue Code applies.

4. Section 7.1.1 of the Plan shall be amended and restated in its entirety as follows:

     An Outside Director shall be granted a Non-Statutory Stock Option for 7,500 shares of Common Stock upon his initial election to the Board.

5. Section 7.1.2.1 of the Plan shall be amended and restated in its entirety as follows:

                  Each Outside Director who was initially elected to the Board after the Annual Meeting immediately preceding the Applicable Annual Meeting shall be granted a Non-Statutory Stock Option. The number of shares of Common Stock covered by each such Option shall be 7,500 multiplied by a fraction, the numerator of which shall be the number of calendar days that have elapsed between the date of initial election of such Outside Director and the Applicable Annual Meeting but not to exceed 365, and the denominator of which shall be 365; or

6. Section 7.1.2.2 of the Plan shall be amended and restated in its entirety as follows:

                  Each Outside Director who was initially elected to the Board on or before the Annual Meeting immediately preceding the Applicable Annual Meeting shall be granted a Non-Statutory Stock Option. The number of shares of Common Stock covered by each such Option, shall be 7,500.

7.   A new Section 7.1.5 of the Plan shall be added as follows:

                  When Non-Statutory Stock Options are granted to Outside Directors pursuant to this Section 7.1, the number of shares of Common Stock initially covered by such Options, which is stated in Section
         7.1.1 and Section 7.1.2 above, shall not be subject to adjustment on account of any stock split, reverse stock split, stock dividend, combination, or reclassification of Common Stock or any similar transaction effected without the receipt of consideration by the Company.

8. Section 11.2 of the Plan shall be amended and restated in its entirety as follows:

                  Restrictions on Transfer. Other than as explicitly permitted in this Section 11.2, no right or interest of any Participant in an Option prior to the exercise of such Options shall be assignable or transferrable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy.

                           11.2.1 In the event of a Participant's death, such Participant's rights and interest in Options shall be transferrable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options (to the extent permitted pursuant to Article 8 of the Plan) may be made by, the Participant's legal representatives, heirs or legatees.

                           11.2.2 If in the opinion of the Committee a Participant holding an Option is disabled from caring for his or her affairs because of mental condition, physical condition or age, any payments due the Participant may be made to, and any rights of the Participant under the Plan shall be exercised by, such Participant's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                           11.2.3 Options may be transferred to a Participant's family member who has acquired the options from the employee through a gift or a qualified domestic relations order (as defined by the Code). For purposes of this Section, "family member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests. Options may not be transferred for value, provided that the following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the Participant) in exchange for an interest in that entity. This Section
         11.2.3 shall not apply to Incentive Stock Options.

9. This Amendment shall be effective upon approval by the shareholders of the Company; except in the case of Section 2 above, which shall be effective January 1, 1999, and Sections 4, 5 & 6, which shall be effective January 1, 2000.

10. Except as modified hereby, the Plan shall continue in full force and effect.

     WITNESS the signature of the undersigned officer of Dollar Tree Stores, Inc.

                                                 DOLLAR TREE STORES, INC.


                                                 By:  /s/ Frederick C. Coble
                                                      --------------------------
                                                      Frederick C. Coble
                                                      Senior Vice President, CFO